Exhibit 23.7

Euromonitor International

3 Lim Teck Kim Road

#08-02 Singapore Technologies Building

Singapore 088934

tel +65 6429 0590

fax +65 6324 1855

www.euromonitor.com

Euromonitor International (Asia) Pte Ltd.

BY FACSIMILE AND COURIER

Acorn International Shanghai

12/F, Xinyin Building

No. 888, Yi Shan Road

Shanghai 200233

The People’s Republic of China

RE:	CONSENT OF EUROMONITOR INTERNATIONAL (ASIA) PTE LTD.

We understand that Acorn International, Inc. (“Acorn International”) plans to file a registration statement on Form F-1 (“Registration Statement”) with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein under the headings “Prospectus Summary”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Industry”, and “Our Business” of our name and the data sourced from the publication of Euromonitor International (Asia) Pte Ltd.

Euromonitor International (Asia) Pte Ltd.

By:	/s/ ANDREW JOHN CARTER
Name:	ANDREW JOHN CARTER
Title:	DIRECTOR
Date:	2006.5.18

                        EUROMONITOR

                        INTERNATIONAL (ASIA) PTE LTD

                        3 Lim Teck Kim Road #08-02

                        Singapore Technologies Building

                        Singapore 088934

                        Tel: (65) 6429 0590 Fax: (65) 6324 1855

                        http: //www.euromonitor.com

L O N D O N     •     C H I C A G O     •     S I N G A P O R E     •     S H A N G H A I     •     V I L N I U S

Euromonitor International (Asia) Pte Ltd, registered in Singapore at the above address, is a division of Euromonitor International Plc